                                                                    Exhibit 99.3

           LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE
             ANY AND ALL OUTSTANDING 10 1/8% SENIOR NOTES DUE 2012
                                      FOR
                         10 1/8% SENIOR NOTES DUE 2012
                                       OF
                              REXNORD CORPORATION
               PURSUANT TO THE PROSPECTUS DATED ___________, 2003

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2003, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                                                               ___________, 2003

To Securities Dealers, Commercial Banks
  Trust Companies and Other Nominees:

    Enclosed for your consideration is a Prospectus dated ___________, 2003 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Rexnord Corporation, a Delaware corporation (the "Company"), to exchange up to $225,000,000 in principal amount of its 10 1/8% Senior Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 10 1/8% Senior Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act (the "Private Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

    We are asking you to contact your clients for whom you hold Private Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Private Notes registered in their own name.

    Enclosed are copies of the following documents:

    1.  The Prospectus;

    2. The Letter of Transmittal for your use in connection with the tender of Private Notes and for the information of your clients;

    3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Private Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

    4. A form of letter that may be sent to your clients for whose accounts you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2003, UNLESS EXTENDED BY THE COMPANY. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

    You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

    Additional copies of the enclosed material may be obtained form the Exchange Agent, at the address and telephone numbers set forth below.

                               VERY TRULY YOURS,

                        WELLS FARGO BANK MINNESOTA, N.A.

    BY REGISTERED OR CERTIFIED MAIL:                   BY REGULAR MAIL OR OVERNIGHT COURIER:

    Wells Fargo Bank Minnesota, N.A.                     Wells Fargo Bank Minnesota, N.A.
             MAC #N9303-121                                       MAC #N9303-121
       Corporate Trust Operations                           Corporate Trust Operations
              P.O. Box 1517                                   6th & Marquette Avenue
       Minneapolis, MN 55480-1517                             Minneapolis, MN 55479

            BY HAND DELIVERY                                       BY FACSIMILE

    Wells Fargo Bank Minnesota, N.A.                              (612) 667-4927
         608 Second Avenue South
  Corporate Trust Operations, 12th Fl.
         Minneapolis, MN 55402

                        FOR INFORMATION OR CONFIRMATION BY TELEPHONE:
                                        (800) 344-5128

                            ------------------------

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

                                       2